Exhibit B-9(b)

                           BY-LAWS
                             OF
                     SYSTEM FUELS, INC.
                    AS OF AUGUST 10, 1998

                          ARTICLE I

                           OFFICES

     The principal office of the Corporation in the State of Louisiana shall be located in the City of New Orleans, Orleans Parish, Louisiana. The Corporation may also have offices at such other places both within and without the State of Louisiana as the Board of Directors may from time to time determine or as the business of the Corporation may from time to time require.

                         ARTICLE II

                  MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Louisiana, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings. Each meeting of the stockholders, commencing with the year 1972, shall be held
(i) at a time fixed by the Board of Directors, on the third Friday in May, if not a legal holiday; (ii) if a legal holiday, then at the same time on the next business day which is not a legal holiday; or (iii) at such date and time during such calendar year as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. At each such meeting, the stockholders shall elect by a plurality vote by ballot a Board of Directors, and transact such other business as may come before the meeting. Written notice of each annual meeting of stockholders, stating the time and place thereof, shall be given to each stockholder entitled to vote thereat at least ten (10) and not more than sixty (60) days before the date fixed for such meeting.

     Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Board of Directors or by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President of the Corporation. A special meeting of the stockholders shall be called by the Chairman of the Board or the Vice Chairman of the Board or the President or any Vice President or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning one-fifth in amount of the entire stock of the Corporation issued, outstanding and entitled to vote. Such special meeting shall be held at the registered office of the Corporation not less than fifteen (15) nor more than sixty (60) days after the receipt of such request. Such request shall state the purpose or purposes of the proposed meeting. Written notice of any special meeting of stockholders, stating the time, place and purpose thereof, shall be given to each stockholder entitled to vote thereat, at least five (5) and not more than sixty
(60) days before the date fixed for such meeting.

     Section 4. Quorum. The holders of a majority of the stock of the Corporation issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 5. Voting. Each stockholder of record shall at every meeting of the stockholders be entitled to one vote in person or by proxy duly authorized in writing, signed by the stockholder and filed with the Secretary at or before the meeting, for each share of the stock of the Corporation having voting power held by such stockholder. The validity of every unrevoked proxy shall cease eleven (11) months after the date of its execution, unless some other definite period of validity shall be expressly provided therein; but in no case shall an outstanding proxy be valid for longer than three (3) years. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 5. Voting. Each stockholder of record shall at every meeting of the stockholders be entitled to one vote in person or by proxy duly authorized in writing, signed by the stockholder and filed with the Secretary at or before the meeting, for each share of the stock of the Corporation having voting power held by such stockholder. The validity of every unrevoked proxy shall cease eleven (11) months after the date of its execution, unless some other definite period of validity shall be expressly provided therein; but in no case shall an outstanding proxy be valid for longer than three (3) years. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of any applicable statute or by the Articles of Incorporation, the meeting and vote of stockholders may be dispensed with, if the stockholders having that proportion of the total voting power which would be required to authorize or constitute such corporate action if such meeting were held, shall consent in writing to the taking of such corporate action.

     Section 6. Order of Business. At all meetings of the stockholders the order of business shall be as follows: (a) call to order; (b) appointment of a Secretary, if necessary;
(c) presentation of proof of the due calling of the meeting;
(d) presentation and examination of proxies, and determination of the number of shares present in person or by proxy and entitled to vote; (e) reading and settlement of the minutes of the previous meeting; (f) reports of officers and committees, if any; (g) the election of directors if the meeting is an annual meeting or a meeting called for that purpose; (h) unfinished business; (i) new business; and (j) adjournment.

     Section 7. List of Stockholders. At any meeting of the stockholders, a list of stockholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the Corporation having charge of transfers of shares, showing the number of shares held by each stockholder on the record date for the meeting shall be produced on the request of any stockholder.

                         ARTICLE III

                          DIRECTORS

     Section 1. General Powers. All the property and business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by law directed or required to be exercised or done by the stockholders.

     Section 2. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be not more than ten (10) nor less than four (4), with the exact number at any given time to be fixed by the Board of Directors at any regular or special meeting without the necessity of prior notice that the matter of fixing the number of directors shall be a matter for consideration at such meeting. The initial Board of Directors of the Corporation shall consist of six (6) members. The directors (other than the initial directors named in the initial report of the Corporation) shall be elected at each annual meeting of the stockholders, except as provided in Section 3 of this
Article III, and each director elected shall hold office for one year and until his successor is elected and qualified, unless sooner displaced. Directors need not be stockholders. The number of directors may at any time be increased to any number greater than ten (10) or decreased to less than four
(4), by amendment of the By-Laws of the Corporation; provided, that no such decrease shall have the effect of shortening the term of any incumbent director.

     Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are elected and qualified, unless sooner displaced.

     Section 4. Resignation. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President or any other officer of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Meetings. The Board of Directors of the Corporation may hold any of its meetings at any place either within or without the State of Louisiana. Members of the Board of Directors may participate at Board Meetings either by attending in person or by means of conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear and communicate with each other. Participation by means of conference telephone or similar communications equipment shall constitute presence at such meetings, except where a person participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders, or at such other time and place as shall be fixed by the vote of the stockholders at said annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that such first meeting of the newly elected Board of Directors is not held at the time and place authorized by the foregoing provision, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 6. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Vice Chairman of the Board or the President or by any Vice President or by any two directors of the Corporation, on one
(1) day's notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the Chairman of the Board or the Vice Chairman of the Board or the President or any Vice President or the Secretary in like manner and on like notice on the request of any two directors. Directors present at a meeting shall be deemed to have received, or to have waived, due notice thereof.

     Section 7. Quorum. At all meetings of the Board of Directors one-third of the total number of directors then in office, but in no event less than three (3), shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the director or directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8. Proxy. Any director absent from a meeting of the Board of Directors or any committee thereof may be represented by any other director or any stockholder, who may cast the vote of the absent director according to the written instructions, general or specific, of the absent director.

     Section 9. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee, as the case may be.

     Section 10. Removal. Subject to the terms of any outstanding employment agreement in writing and authorized by the Board of Directors, any director may be removed from his directorship, whether cause shall be assigned for such removal or not, and such vacancy filled, at any duly convened and constituted meeting of stockholders by the vote of a majority of the shares represented at such meeting in person or by proxy which are entitled to vote for the election of directors.

     Section 11.  Chairman of the Board.  The Board of
Directors shall designate one of its members as Chairman of the Board. The position of Chairman of the Board is not an officer position; therefore, the Chairman of the Board need not be an officer of the Corporation.

                         ARTICLE IV

          EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee of not less than three or more than five members, to serve during the pleasure of the Board of Directors, to consist of the Chairman of the Board, the Vice Chairman of the Board, the President and such additional directors as the Board of Directors may from time to time designate. The chief executive officer of the Corporation shall be Chairman of the Executive Committee.

     Section 2. Procedure. The Executive Committee shall meet at the call of the Chairman of the Executive Committee or of any two members. A majority of the members shall be necessary to constitute a quorum and action shall be taken by a majority vote of those present.

     Section 3. Powers and Reports. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and affairs of the Corporation. The taking of action by the Executive Committee shall be conclusive evidence that the Board of Directors was not in session when such action was taken. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported to the Board of Directors at its meeting next following the meeting of the Executive Committee and shall be subject to revision or alteration by the Board of Directors; provided, that no rights of third parties shall be affected by such revision or alteration.

     Section 4. Other Committees. From time to time the Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, may appoint other committees for any purpose or purposes, and such committees shall have such powers as shall be conferred by the resolution of appointment.

                          ARTICLE V

                          OFFICERS

     Section 1. The Board of Directors shall elect individuals to occupy at least three executive offices:
President, Secretary and Treasurer. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including Chief Executive Officer, Vice
Chairman, Chief Operating Officer, Vice President and such other executive offices as the Board shall designate. Officers shall be elected annually and shall hold office until their respective successors shall have been duly elected and qualified, or until such officer shall have died or resigned or shall have been removed by majority vote of the whole Board. To the extent permitted by the laws of the State of Louisiana, individuals may occupy more than one office.

     Section 2. President. The President shall perform duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or, if the Board has elected a Chief Executive Officer and if the Chief Executive Officer is not the President, by the Chief Executive Officer.

     Section 3. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Executive Committee, or as may be delegated to him by the President or the Chief Executive Officer.

     Section 4. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these bylaws; shall be custodian of the records and of the corporate seal of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed he may attest the same; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee.

     The Secretary shall also keep, or cause to be kept, a stock book, containing the name, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof.

     Section 5. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation, checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation singly or jointly with another person as the Board of Directors may authorize; may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee.

     Section 6. Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove such officers and to prescribe the powers and duties thereof.

     Section 7. Vacancies; Absences. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee, whenever necessary, may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the one absent for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

     Section 8. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, a Vice Chairman, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.

                         ARTICLE VI

                        CAPITAL STOCK

     Section 1. Stock Certificates. Every stockholder shall be entitled to have a certificate certifying the number of shares of stock owned by him in the Corporation. Certificates of stock shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. Such seal may be facsimile, engraved or printed. Where such certificate is signed by a transfer agent or by a registrar, other than the Corporation itself or an employee of the Corporation, the signature of any such President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 2. Transfer of Shares. The shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or
its agents may reasonably require.   The Board of Directors
may appoint one or more transfer agents and registrars of the stock of the Corporation. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

     Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, and may require the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.

     When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                         ARTICLE VII

                     GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the applicable statutes, may be declared by the Board of Directors at any meeting thereof.

     Section 2. Execution of Instruments. Deeds, bonds, mortgages and contracts of the Corporation shall be executed on behalf of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, or any one of such other persons as shall from time to time be authorized by the Board of Directors or by a writing executed by the chief executive officer of the Corporation.

     Section 3. Voting Stock of Other Corporations. The Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or the Treasurer of the Corporation may attend any meeting of the holders of stock or other securities of any other corporation, any of whose stock or other securities are held by the Corporation, and cast the votes which the Corporation is entitled to cast as a stockholder or otherwise at such meeting, or may consent in writing to any action by any such corporation, and may execute on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or appropriate. Any of the foregoing acts or functions may also be performed by any one or more of such persons as shall from time to time be authorized by the Board of Directors or by a writing executed by the chief executive officer of the Corporation.

     Section 4. Deposit of Funds. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall from time to time designate, and shall be drawn out only by signed checks or by telephonic or other electronic advice given and subsequently confirmed by means which the bank or trust company may require, by persons designated in a resolution or resolutions of the Board of Directors or by such other persons designated by a writing executed by persons authorized to so designate in a resolution or resolutions of the Board of Directors.

     Section 5. Seal. The corporate seal of the Corporation shall be in such form as the Board of Directors may prescribe.

     Section 6. Books. The books, accounts and records of the Corporation, except as may be otherwise required by the laws of the State of Louisiana, may be kept outside of the State of Louisiana, at such place or places as the Board of Directors may from time to time appoint.

     Section 7. Notices. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, or cable, and any such notice shall be deemed to be given when delivered to an office of the transmitting company with all charges prepaid.

     Section 8. Waiver of Notice. Whenever any notice is required to be given under the provisions of applicable statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 9. Record Dates. For the purpose of determining stockholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of stockholders for such purpose, such date to be not more than sixty (60) days and, if fixed for the purpose of determining stockholders entitled to notice of and to vote at a meeting, not less than ten (10) days prior to the date on which action requiring the determination of stockholders is to be taken. Except as the Board of Directors may provide otherwise, if no record date is fixed for the purpose of determining stockholders (i) entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting shall be the record date for such purpose, or (ii) for any other purpose, the close of business on the day on which the Board of Directors adopts the resolution relating thereto shall be the record date for such purpose. A determination of stockholders entitled to notice of and to vote at a meeting shall apply to any adjournment thereof unless otherwise provided by the Board of Directors.

                        ARTICLE VIII

                       IDEMNIFICATION

     Section 1. Mandatory Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding ("Action"), whether civil, criminal, administrative or investigative (including any Action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of Actions by or in the right of the Corporation, such indemnity shall be limited to expenses (including attorneys' fees and amounts paid in settlement not exceeding the estimated expense of litigating the Action to conclusion) actually and reasonably incurred in connection with the defense or settlement of such Action and, in such case, no indemnification under this Section 1 shall be made in respect of any claim, issue or matter as to which the person proposed to be indemnified shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of any Action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Action had reasonable cause to believe that his conduct was unlawful.

     Section 2. Mandatory Indemnification - Successful Party. To the extent that a director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in the defense of any such Action, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 3. Permissive Indemnification. Notwithstanding any limitations of the indemnification provided by Section 1, the Corporation may indemnify any person who is or was a party or is threatened to be made a party to any Action by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all or part of any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action, if it shall be determined in accordance with the applicable procedures set forth in Section 4 below, that such person is fairly and reasonably entitled to such indemnification.

     Section 4. Procedure. Any indemnification under Sections l or 3 (unless ordered by a court) shall be made by the Corporation only as authorized by the Board of Directors (which may so act whether or not there is a sufficient number of disinterested directors to constitute a quorum) in the specific case upon determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or is entitled to indemnification under Section 3. Such determination, in the case of indemnification made pursuant to Section l, shall be made (1) by the Board of Directors by a majority vote of a quorum, as defined in the Articles of Incorporation or the By-Laws, consisting of directors who are not or were not parties to any pending or completed Action giving rise to the proposed indemnification or (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel (who may be, but need not be, outside counsel to the Corporation) in a written opinion, or (3) by the shareholders. Such determination, in the case of indemnification made pursuant to Section 3, shall be made by the Board of Directors by a majority vote of a quorum, as defined in the Articles of Incorporation or the By-Laws, consisting of directors who are not or were not parties to any pending or completed Action giving rise to the proposed indemnification or by the shareholders.

     Section 5. Advance Payments. Expenses (including attorneys' fees) incurred or reasonably expected to be incurred by a director, officer or employee in defending against any claim asserted or threatened against him in such capacity or arising out of his status as such shall be paid by the Corporation in advance of the final determination thereof if authorized by the Board of Directors (which may so act whether or not there is a sufficient number of disinterested directors to constitute a quorum) upon receipt by the Corporation of his written request therefor and his written promise to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized or required in this Article.

     Section 6. Provisions Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. Miscellaneous. For purposes of this Article, and without any limitation whatsoever upon the generality thereof: the term "fines" as used herein shall be deemed to include (i) penalties imposed by the Nuclear Regulatory Commission (the "NRC") pursuant to Section 206 of the Energy Reorganization Act of 1974 and Part 21 of NRC regulations thereunder, as they may be amended from time to time, and any other penalties, whether similar or dissimilar, imposed by the NRC, and (ii) excise taxes assessed with respect to an employee benefit plan pursuant to the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, ("ERISA"); for purposes of determining the entitlement of a director, officer or employee of the Corpora tion to indemnification under this Article, the term "other enterprise" shall be deemed to include an employee benefit plan governed by ERISA, the Corporation shall be deemed to have requested such person to serve as an employee of such a plan where such person is a trustee of the plan or where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to such plan or its participants or beneficiaries, and action taken or permitted by such person in the performance of his duties with respect to such employee benefit plan for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to meet the standard of conduct required for indemnification hereunder; and any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935 or any other federal statute or any state statute or municipal ordinance shall be deemed to meet the standard of conduct required for indemnification hereunder.

                         ARTICLE IX

                         AMENDMENTS

     Alterations, amendments or repeals of these By-Laws, or any of them, may be made by a majority of the stockholders entitled to vote at any meeting thereof, if the notice of such meeting contains a statement of the proposed alteration, amendment or repeal, or by the Board of Directors by a majority vote of the whole Board of Directors at any meeting thereof, provided notice of such alteration, amendment or repeal has been given to each director in writing. No notice of any alteration, amendment or repeal need be given if adopted by action taken at a meeting duly held on waiver of notice.